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                                                                EXHIBIT 99(j)(1)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our report dated October 18, 2007 on the financial statements of the RiverSource Massachusetts Tax-Exempt Fund, RiverSource Michigan Tax-Exempt Fund, RiverSource Minnesota Tax-Exempt Fund, RiverSource New York Tax-Exempt Fund, and RiverSource Ohio Tax-Exempt Fund of the RiverSource Special Tax-Exempt Series Trust, included in the Annual Reports for the year ended August 31, 2007, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 45 to the Registration Statement (Form N-1A, No. 33-5102) of the RiverSource Special Tax-Exempt Series Trust.


                                      /s/Ernst & Young LLP

Minneapolis, Minnesota
October 26, 2007